Exhibit 10.9
                               , 2007
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Re: Santa Monica Media Corporation Initial Public Offering
Ladies and Gentlemen:
This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) between Santa Monica Media Corporation, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. (the “Representative”) relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, each of which is exercisable for one share of Common Stock (each, a “Warrant”).
In order to induce the Company and the Representative to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Representative as follows:
The undersigned represents and warrants that (i) the biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned’s background during the previous five years and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, and (ii) the questionnaires furnished by the undersigned to the Company and the Representative and attached hereto as Exhibit B are true and accurate in all respects. The undersigned further represents and warrants that:
     (a) The undersigned is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practices relating to the offering of securities in any jurisdiction;
     (b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and
     (c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
The undersigned acknowledges and understands that the Representative and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
This letter agreement shall be binding on the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns.
This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,

By:
Name:

Accepted and agreed as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

EXHIBIT A
Biography
See attached.

EXHIBIT B
Questionnaires
See attached.